Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into as of March 17, 2011 (“Execution Date”), by and among Marshall Edwards, Inc., a Delaware corporation (“Company”), and Ironridge Global BioPharma, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”).

Recitals

A. The parties desire that, upon the terms and subject to the conditions herein, Purchaser will purchase $742,000.00 in shares of Non-Convertible, Fully-Redeemable, Series B Preferred Stock of Company;

B. Purchaser will also have an additional purchase Obligation to purchase $1,001,700.00 in shares of Common Stock of Company, at a price per Share equal to 100% of the Closing Price on the Trading Day immediately preceding the Notice Date; and

C. The offer and sale of the Securities provided for herein are being made pursuant to an effective shelf Registration Statement on Form S-3.

Agreement

In consideration of the foregoing, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

I. Definitions. In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined herein have the meanings set forth in the Glossary of Defined Terms attached as Exhibit 1, incorporated herein by reference.

II. Purchase and Sale of Stock.

A. Agreement to Purchase. Subject to the terms and conditions herein and the satisfaction of the conditions to each Closing set forth in this Section II:

1. Preferred Shares. Company will sell to Purchaser for the aggregate sum of $742,000 (the “Purchase Amount”), and Purchaser will purchase from Company, 742 shares of Series B Preferred Stock (the “Preferred Shares”) at $1,000.00 per Preferred Share; Company may not sell fractional Preferred Shares;

2. Additional Purchase Obligation. Purchaser will also have an additional purchase obligation (the “Obligation”) to purchase an aggregate number of shares of Common Stock of Company (the “Common Shares”) equal to $1,001,700.00 (135% of the Purchase Amount) at a price per Common Share equal to (a) par value, to be paid in cash, plus (b) 100% of the Closing Price of the Common Stock on the Trading Day immediately preceding the Notice Date (the “Share Price”), to be paid in accordance with Section II.C.3 hereof; and

3. Commitment Fee. Company will pay Purchaser a fee (the “Commitment Fee”) equal to 2% of the Purchase Amount paid, at the Company’s option, (a) in cash, paid by wire transfer of immediately available funds on the Execution Date, or (b) as a reduction of the Purchase Amount at the first Preferred Closing.

4. Issuance. Company will issue and deliver to Purchaser the Preferred Shares, Common Shares and any Commitment Shares as provided herein.

B. Investment Commitment.

1. Commitment Closing. The closing of this Agreement (the “Commitment Closing”) will be deemed to occur when this Agreement has been duly executed by both Purchaser and Company, and the other conditions to the Commitment Closing set forth in Section II.B.2 have been met.

2. Conditions to Investment Commitment. As a condition precedent to the Commitment Closing, all of the following conditions will have been satisfied:

a. The following documents will have been delivered to Purchaser:

i. This Agreement, executed by Company;

ii. A Secretary’s Certificate, certifying as to and attaching copies of: (1) the resolutions of Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, (2) Company’s current Certificate of Incorporation, and (3) Company’s current Bylaws;

iii. The Certificate of Designations executed by Company, filed and accepted by the Secretary of State of the State of Delaware; and

iv. The Opinion executed by Company’s counsel;

b. Company has an effective Registration Statement permitting the lawful sale of all issuable Shares, including without limitation the Preferred Shares, all Common Shares issuable upon exercise of the Obligation, and any Commitment Shares that may be issued to Purchaser in payment of the Commitment Fee; and any required post-effective amendment or prospectus supplement has been filed with the Commission.

c. The representations and warranties of Company in this Agreement will be true and correct in all material respects and Company will have delivered an Officer’s Closing Certificate to such effect to Purchaser, signed by an officer of Company;

d. Any Required Approval has been obtained.

C. Additional Purchase Obligation.

1. Announcement. Subject to the Ownership Limitation, the Purchase Amount and the other conditions and limitations set forth in this Agreement (including without limitation the filing with and acceptance by the Secretary of State of the State of Delaware of the Certificate of Designations), at any time on or after the Trading Day by which the Company has widely publicly disclosed prior to 8:30 a.m. Eastern time all material terms of the Transaction Documents and the transactions contemplated thereby, in accordance with Regulation FD (the “Announcement Date”), Company may, in its sole and absolute discretion, elect to give written notice to Purchaser in the form attached hereto as Exhibit 2 (each, a “Notice”).

2. Notice Date. Upon delivery of the Notice prior to 8:30 a.m. Eastern time on a Trading Day (the “Notice Date”), the amount of the Obligation set forth in the Notice will be automatically exercised and Purchaser will satisfy that portion of the Obligation by purchasing the proportionate number of Obligation Shares set forth in the Notice. The Notice will be delivered by fax or electronic mail, with confirming copy by overnight carrier. A Notice delivered after 8:30 a.m. Eastern time on any Trading Day, or at any time on a non-Trading Day, will be deemed delivered on the next Trading Day.

3. Procedure. Company will document the automatic exercise of the Obligation by delivering the Notice to Purchaser, stating the Share Price, the number of Obligation Shares that Company will sell to Purchaser, and the amount of the Obligation. Purchaser will acknowledge the automatic exercise of that portion of the Obligation set forth in the Notice by delivering the Acknowledgement to Company in the form contained within Exhibit 2, providing delivery instructions for the Obligation Shares. Purchaser will make payment for the Shares, at its option, (a) in cash by wire transfer of immediately available funds on the Notice Date, or (b) by issuing and delivering to Company a secured full recourse promissory note in the form attached hereto as Exhibit 3, sent on the Notice Date by overnight carrier with a confirming copy by fax or electronic mail. During the time any such note is outstanding Purchaser may transfer the Preferred Shares only with the prior written consent of Company. Company will deliver the Obligation Shares on the Notice Date pursuant to the account instructions provided by Purchaser.

4. Restrictions.

a. Authorized Shares. Company may only deliver a Notice to the extent that the total number of registered shares is sufficient to cover the number of Obligation Shares issuable to satisfy the Obligation, together with the Preferred Shares and any Commitment Shares then due.

b. Limitation on Beneficial Ownership. Company may only deliver a Notice to the extent that the total number of Obligation Shares, together with any Commitment Shares, aggregated with all other shares of Common Stock and other voting securities then owned or deemed beneficially owned by Purchaser and its Affiliates, would result in Purchaser and its Affiliates owning or being deemed the beneficial owner of no more than 9.99% of all of such Common Stock and other voting securities as would be outstanding on the date of exercise, with such ownership percentage determined in accordance with Section 13(d) of the Exchange Act (“Ownership Limitation”).

5. Conditions Precedent. The right of Company to deliver the Notice is subject to the satisfaction, on the date of delivery of such Notice, of each of the following conditions, and Company will certify to Purchaser in the Notice that each such condition precedent has been satisfied:

a. The Common Stock will be listed for and currently trading on the Trading Market, and there is no notice of any suspension or delisting with respect the trading of the shares of Common Stock on such Trading Market;

b. The representations and warranties of Company set forth in this Agreement are true and correct in all material respects as if made on such date, and

c. No default has occurred under this Agreement,

d. There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in this Agreement or any other Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be in progress, pending or, to Company’s knowledge threatened, by any person, other than Purchaser or any Affiliate of Purchaser, that seek to enjoin or prohibit the transactions contemplated by this Agreement;

e. Any prior Obligation Shares have been timely delivered in accordance with their respective Notice;

f. All issued and issuable Common Shares are DWAC Shares, are DTC eligible, and can be immediately converted into electronic form without restriction on resale;

g. Company is in compliance with all requirements to maintain listing on the Trading Market;

h. The Registration Statement is effective;

i. Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents, including without limitation all Common Shares issuable upon exercise of the Obligation;

j. The aggregate number of Common Shares upon exercise of the portion of the Obligation, when aggregated with all other shares of Common Stock deemed beneficially owned by Purchaser and its Affiliates, including without limitation any Commitment Shares, would not result in Purchaser exceeding the Ownership Limitation.

D. Preferred Closings. At 5:00 p.m. Eastern time on the date that is 20 Trading Days following, but not counting, each Notice Date, or in the event that the amount of Obligation set forth in the Notice is less than $501,000 the date that is 10 Trading Days following, but not counting, the Notice Date, Purchaser and Company will conduct a preferred closing (each, a “Preferred Closing”).

1. Extension. If the Obligation Shares issuable to Purchaser upon automatic exercise of the Obligation were not credited to Purchaser’s account with DTC as DWAC Shares by 9:30 a.m. Eastern time on the Trading Day after the Notice Date, then the Preferred Closing will be extended by one Trading Day for each Trading Day, or portion thereof, that such timely credit of DWAC Shares was not made.

2. Conditions to Preferred Closing. Notwithstanding any other provision, as a condition precedent to each Preferred Closing, all of the following conditions will have been satisfied:

a. The Registration Statement is effective;

b. The Common Stock has been trading on the Nasdaq Global or Capital Market on and since the Notice Date, trading has not been suspended, and the Company is in compliance with all requirements to maintain such listing;

c. No uncured event of default exists under any Transaction Document;

d. The representations and warranties of Company in this Agreement will be true and correct in all material respects;

e. All Obligation Shares will have been timely delivered in accordance with the Notice;

f. All documents, instruments and other writings required to be delivered by Company to Purchaser on or before the Preferred Closing pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been delivered;

g. The Commitment Fee has previously been satisfied or offset against the Purchase Amount at the first Preferred Closing; and

h. No material adverse change. The trading price of the Common Stock has not fallen below 75% of the Closing Price on the Trading Day prior to the Notice Date.

3. Closing Deliveries. Subject to such delivery and the satisfaction of the conditions set forth above, at or before the Preferred Closing, all of the following will occur:

a. Purchaser will pay the Purchase Amount for the Preferred Shares to Company, by wire transfer of immediately available funds to an account designated in writing by Company;

b. Company will delivery to Purchaser original certificates representing the Preferred Shares in Purchaser’s name; and

c. Company will deliver to Purchaser an Opinion and Officer’s Closing Certificate, each updated as of the Preferred Closing.

III. Termination.

A. Purchaser may elect to terminate this Agreement upon the occurrence of any of the following:

1. If, at any time, either Company or any director or executive officer of Company has engaged in a transaction or conduct related to Company that has resulted in (a) a Commission enforcement action, including without limitation such director or executive officer being sanctioned by the Commission, or (b) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

2. On any date after a Delisting Event that lasts for an aggregate of 20 Trading Days;

3. If at any time Company has filed for or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against Company or any Subsidiary of Company;

4. Company is in breach or default of this Agreement, any Transaction Document, or any agreement with Purchaser or any Affiliate of Purchaser; and

5. Upon the occurrence of a Fundamental Transaction.

B. Company Termination. Company may at any time prior to a Notice in its sole discretion terminate this Agreement by providing 30 days written notice to Purchaser.

C. Effect of Termination. Except as otherwise provided herein, the termination of this Agreement will have no effect on any Common Shares or DWAC Shares previously issued, delivered or credited, or on any then-existing rights of any holder thereof or any promissory note issued in accordance with Section II.C.3 hereof. Notwithstanding any other provision of this Agreement, the Commitment Fee is payable despite any termination of this Agreement and all fees paid to Purchaser or its counsel are non-refundable.

IV. Representations and Warranties.

A. Representations Regarding Transaction. Except as set forth under the corresponding section of the Disclosure Schedules, if any, which will be deemed a part hereof and which will not contain any material non-public information, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of each Closing:

1. Organization and Qualification. Each of Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2. Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company other than the filing of the Certificate of Designations. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law. Neither Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

3. No Conflicts. The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Securities and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4. Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which could adversely affect or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5. Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than the filing of the Certificate of Designations and required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6. Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Company has reserved from its duly authorized capital stock a number of shares of Common Stock and Preferred Stock for issuance of the Securities at least equal to the number of Securities which could be issued pursuant to the terms of the Transaction Documents.

7. Registration Statements and Prospectuses.

a. The offer and sale of the Common Shares as contemplated hereby complies with the requirements of Rule 415 under the Act.

b. Company has not, directly or indirectly, used or referred to any “free writing prospectus” as defined in Rule 405 under the Act, except in compliance with Rules 164 and 433 under the Act.

c. Company is not an “ineligible issuer” as defined in Rule 405 under the Act as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Common Shares contemplated by any Registration Statement filed or to be filed, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that Company be considered an “ineligible issuer.”

8. Disclosure; Non-Public Information. Except with respect to the information that will be, and to the extent that it actually is timely publicly disclosed by Company pursuant to Section II.B.2E, and notwithstanding any other provision in this Agreement or the other Transaction Documents, neither Company nor any other Person acting on its behalf has provided Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto. No information contained in the Disclosure Schedules constitutes material non-public information. There is no adverse material information regarding Company that has not been publicly disclosed prior to the Execution Date. Company understands and confirms that Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of Company. All disclosure provided to Purchaser regarding Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

9. No Integrated Offering. Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

10. Financial Condition. Based on the financial condition of Company as of the date of the Commitment Closing: (a) the fair saleable market value of Company’s assets exceeds the amount that will be required to be paid on or in respect of Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (b) Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by Company, and projected capital requirements and capital availability thereof; and (c) the current cash flow of Company, together with the proceeds Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt. Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of the Commitment Closing. The Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments. Neither Company nor any Subsidiary is in default with respect to any Indebtedness.

11. Section 5 Compliance. No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

12. Investment Company. Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

B. Representations Regarding Company. Except as set forth in the Public Reports or under the corresponding section of the Disclosure Schedules, if any, which will be deemed a part hereof and which will not contain any material non-public information, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of each Closing:

1. Capitalization. The capitalization of Company is as described in Company’s most recently filed Public Report and Company has not issued any capital stock since such filing, other than pursuant to the at-the-market offering under the prospectus supplement dated February 7, 2011. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied. Except as set forth in the Disclosure Schedule, or except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the Securities will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Purchaser, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.

2. Subsidiaries. All of the direct and indirect subsidiaries of Company are set forth in the corresponding section of the Disclosure Schedules. Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens. All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3. Public Reports; Financial Statements. Company has filed all required Public Reports for the one year preceding the Execution Date. As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4. Material Changes. Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in the Public Reports, (a) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. Company does not have pending before the Commission any request for confidential treatment of information.

5. Litigation. There is no Action which could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any Subsidiary, nor to the knowledge of Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the Commission involving Company or any current or former director or officer of Company.

6. Labor Relations. No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which could reasonably be expected to result in a Material Adverse Effect.

7. Compliance. Neither Company nor any Subsidiary (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

8. Regulatory Permits. Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

9. Title to Assets. Except as disclosed in the Disclosure Schedules, Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which Company and each Subsidiary are in compliance.

10. Patents and Trademarks. Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

11. Insurance. Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Purchase Amount. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

12. Transactions With Affiliates and Employees. Except as set forth in the Public Reports, none of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of Company.

13. Sarbanes-Oxley; Internal Accounting Controls. Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Commitment Closing. Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of Company’s disclosure controls and procedures based on their evaluations as of the evaluation date. Since such date, there have been no significant changes in Company’s internal accounting controls or its disclosure controls and procedures or, to Company’s knowledge, in other factors that could materially affect Company’s internal accounting controls or its disclosure controls and procedures.

14. Certain Fees. Except for the payment of the Commitment Fee, no brokerage or finder’s fees or commissions are or will be payable by Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Purchaser will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

15. Registration Rights. Except as disclosed in the Disclosure Schedules, no Person has any right to cause Company to effect the registration under the Act of any securities of Company.

16. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Disclosure Schedules, Company has not, in the 12 months preceding the Execution Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

17. Application of Takeover Protections. Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation Company’s issuance of the Securities and Purchaser’s ownership of the Securities.

18. Tax Status. Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Company know of no basis for any such claim. Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of Company’s tax returns is presently being audited by any taxing authority.

19. Foreign Corrupt Practices. Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

20. Accountants. Company’s accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm as required by the Act.

21. No Disagreements with Accountants or Lawyers. There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company, and Company is current with respect to any fees owed to its accountants and lawyers.

22. Acknowledgments Regarding Purchaser. Company’s decision to enter into this Agreement has been based solely on the independent evaluation of Company and its representatives, and Company acknowledges and agrees that:

a. Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby;

b. Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section IV.C below; and

c. Purchaser is not acting as a financial advisor or fiduciary of Company, or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby and any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Purchaser’s purchase of the Securities.

C. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the Execution Date as follows:

1. Organization; Authority. Purchaser is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser. Each Transaction Document, including any promissory note issued by the Purchaser, to which it is a party has been, or will be, duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2. Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the Execution Date it is an “accredited investor” as defined in Rule 501(a) under the Act.

3. Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4. Ownership. The Purchaser is acquiring the Securities as principal for its own account. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Other than under this Agreement, neither the Purchaser nor any of it affiliates owns or has the right to acquire any shares of capital stock or voting power of the Company.

V. Securities Provisions.

A. Registration Statements and Prospectuses. Company hereby represents and warrants to, and as applicable covenants with, Purchaser as follows:

1. The offer and sale of the Securities are being made pursuant to the Registration Statement. Company will use its best efforts to file and cause to become effective any required post-effective amendment or prospectus supplement on or prior to the Announcement Date. Company will use its best efforts to cause the Registration Statement to remain effective until after the final Preferred Closing.

2. The Registration Statement complied when it became effective, and, as amended or supplemented, at the time of any Closing, or issuance of any Common Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Common Shares, will comply, in all material respects, with the requirements of the Act.

3. Each Registration Statement, as of its respective effective time, will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4. Each Prospectus will comply, as of its date and the date filed with the Commission, and at the time of any Closing, or issuance of any Common Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Common Shares, will comply, in all material respects, with the requirements of the Act.

5. At no time during the period that begins on the date a Prospectus is filed with the Commission and ends at the time a Prospectus is no longer required by the Act to be delivered in connection with any sale of Common Shares will any such Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period will such Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6. Each Registration Statement will meet, and the offering and sale of the Common Shares as contemplated hereby will comply with, the requirements of Rule 415 under the Act.

7. Company will not, directly or indirectly, use or refer to any “free writing prospectus” (as defined in Rule 405 under the Act) except in compliance with Rules 164 and 433 under the Act.

8. Company will not be an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Common Shares contemplated by any Registration Statement that is filed, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that Company be considered an “ineligible issuer.

B. Purchaser Due Diligence. Purchaser will have the right and opportunity to conduct customary due diligence with respect to any Registration Statement or Prospectus in which the name of Purchaser or any Affiliate of Purchaser appears.

C. Prospectus Availability and Changes. Company will make available to Purchaser upon request, and thereafter from time to time will furnish Purchaser, as many copies of any Prospectus, or of the Prospectus as amended or supplemented if Company will have made any amendments or supplements thereto after the effective date of the Registration Statement, as Purchaser may request for the purposes contemplated by the Act; and in case Purchaser is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Common Shares, or after the time a post-effective amendment to the applicable Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

D. Updates. Company will advise Purchaser promptly of the happening of any event within the time during which a Prospectus is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise Purchaser promptly if, during such period, it will become necessary to amend or supplement any Prospectus to cause such Prospectus to comply with the requirements of the Act, and in each case, during such time, to prepare and furnish, at Company’s expense, to Purchaser promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

E. Furnishing of Information. As long as Purchaser owns any Common Shares, Company covenants to timely file, or obtain extensions in respect thereof and file within the applicable grace period, all reports required to be filed by Company after the Execution Date pursuant to the Exchange Act. As long as Purchaser owns any Common Shares, if Company is not required to file reports pursuant to such laws, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Securities under Rule 144. Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Act within the limitation of the exemptions provided by Rule 144.

F. Integration. Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Securities in a manner that would be integrated with the offer or sale of the Securities to Purchaser for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

G. Disclosure and Publicity. Company and Purchaser will consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither Company nor Purchaser will issue any such press release or otherwise make any such public statement without the prior consent of Company, with respect to any such press release of Purchaser, or without the prior consent of Purchaser, with respect to any such press release of Company, which consent will not unreasonably be withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party will promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, Company will not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except to the extent such disclosure is required by the Act, Exchange Act or Trading Market regulations, in which case Company will provide Purchaser with prior notice of such disclosure.

H. Shareholders Rights Plan. No claim will be made or enforced by Company or, to the knowledge of Company, any other Person that Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between Company and Purchaser. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

I. No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Purchaser or its agents or counsel with any information that Company believes or reasonably should believe constitutes material non-public information. On and after the Announcement Date, neither Purchaser nor any Affiliate of Purchaser will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the shareholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Purchaser will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Common Shares.

J. Indemnification of Purchaser.

1. Obligation to Indemnify. Subject to the provisions of this Section V.J, Company will indemnify and hold Purchaser, their Affiliates, and each of their directors, officers, shareholders, partners, employees, agents and attorneys, and any person who controls Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Purchaser Parties” and each an “Purchaser Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Purchaser Party, or any of them or their respective Affiliates, by any stockholder of Company who is not an Affiliate of an Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents, unless such action is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance, (c) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or in a Registration Statement as amended by any post-effective amendment thereof by Company, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, or any amendments or supplements to any Prospectus, in any free writing prospectus, in any “issuer information” as defined in Rule 433 under the Act, of Company, or in any Prospectus together with any combination of one or more of the free writing prospectuses, if any, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (e) any Purchaser Party becoming involved in any capacity in any proceeding by or against any Person who is a stockholder of Company, except as a result of sales, pledges, margin sales and similar transactions by Purchaser to or with any current stockholder, solely as a result of Purchaser’s acquisition of the Securities under this Agreement,

2. Procedure for Indemnification. If any action will be brought against an Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Purchaser Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of Purchaser Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Purchaser Parties such that it would be inappropriate for one counsel to represent Company and Purchaser Parties. Company will not be liable to Purchaser Parties under this Agreement (i) for any settlement by an Purchaser Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents.

3. No Purchaser Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company solely as a result of acquiring the Securities under this Agreement.

K. Reservation of Securities. Company will maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

L. Required Approval. No transactions contemplated under this Agreement or the Transaction Documents will be consummated for an amount that would require approval by any Trading Market or Company stockholders under any approval provisions, rules or regulations of any Trading Market applicable to Company, unless and until such approval is obtained. Company will use reasonable efforts to obtain any required approval as soon as practicable.

M. Activity Restrictions. For so long as Purchaser or any of its Affiliates holds any Shares, neither Purchaser nor any Affiliate will: (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) causing a class of securities of Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

VI. General Provisions.

A. Notice. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) three Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set below, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

If to Purchaser:	If to Company:

Ironridge Global IV, Ltd.	Marshall Edwards, Inc.
Harbour House, Waterfront Drive	11975 El Camino Real, Suite 101
PO Box 972, Road Town	San Diego, California 92130
Tortola, British Virgin Islands	Fax: 1-858-792-5406
Fax: 1-284-494-4771	Attn: Daniel P. Gold, Ph.D.
Attn: Mr. David Sims	Email: dan.gold@marshalledwardsinc.com

B. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser. Purchaser may assign any or all of its rights under this Agreement (a) to any Affiliate, or (b) to any Person to whom Purchaser assigns or transfers any Securities.

D. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.8.

E. Fees and Expenses. Company will pay the reasonable fees and costs of Purchaser’s counsel incurred in connection with this Agreement, the other Transaction Documents, each Closing, and the transactions contemplated hereby and thereby. Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Purchaser’s counsel solely represents Purchaser, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties levied in connection with the sale of the Securities, if any.

F. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

G. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

H. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction. The parties hereby waive all rights to a trial by jury. If either party will commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

I. Arbitration. Any dispute, controversy, claim or action of any kind arising out of or relating to this Agreement, or in any way involving Company and Purchaser or their respective Affiliates, will be resolved by final and binding arbitration before a retired judge at JAMS (www.jamsadr.com), or its successor, in Santa Monica, California, pursuant to its most Streamlined Arbitration Rules and Procedures and the Final Offer (or Baseball) Arbitration Option. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses.

J. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and Company will be entitled to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.

K. Payment Set Aside. To the extent that Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

L. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

M. Time of the Essence. Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

N. Survival. The representations and warranties contained herein will survive each Closing and the delivery and exercise of the Securities.

O. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

P. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Q. Entire Agreement. This Agreement, together with the Exhibits hereto which are incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the Execution Date.

Company:

MARSHALL EDWARDS, INC., a Delaware corporation

By:	/s/ Daniel Gold

Name:	Daniel Gold

Title:	President & CEO

Purchaser:

IRONRIDGE GLOBAL BIOPHARMA, a division of

IRONRIDGE GLOBAL IV, LTD., a British Virgin Islands business company

By:	/s/ David Sims

Name:	David Sims

Title:	Director

Exhibit 1

Glossary of Defined Terms

“Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Action” has the meaning set forth in Section IV.A.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

“Agreement” means this Stock Purchase Agreement.

“Announcement Date” has the meaning set forth in Section II.C.1.

“Bloomberg” means Bloomberg Financial Markets, or its successor performing similar functions.

“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit 4.

“Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m. Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date will be the fair market value as reasonably determined by Purchaser. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the U.S. Securities and Exchange Commission.

“Commitment Closing” has the meaning set forth in Section II.B.1.

“Commitment Fee” means a non-refundable fee of $14,840.00 (equal to 2% of the Purchase Amount), payable by Company to Purchaser, at Company’s option, (a) in cash, by wire transfer of immediately available funds to an account designated by Purchaser, or (b) as a reduction of the Closing Amount. “Commitment Shares” means any shares of Common Stock issued in payment of the Commitment Fee.

“Common Shares” includes the Obligation Shares, and any Commitment Shares.

“Common Stock” means the common stock, par value $0.00000002 per share, of Company and any replacement or substitute thereof, or any share capital into which such Common Stock will have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” means Marshall Edwards, Inc., a Delaware corporation.

“Delisting Event” means any time during the term of this Agreement, that the Common Stock is not listed for and actively trading on a Trading Market, or is suspended or delisted with respect to the trading of shares of the Common Stock on a Trading Market.

“Disclosure Schedules” means the disclosure schedules of Company delivered concurrently herewith, attached hereto, and incorporated herein by reference. The Disclosure Schedules will contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC Shares” means all Common Shares or other shares of Common Stock issued or issuable to Purchaser or any Affiliate, successor or assign of Purchaser pursuant to any of the Transaction Documents, including without limitation any Obligation Shares and Commitment Shares, all of which will be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as Exhibit 5 or in such other form agreed upon by the parties.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Execution Date” is March 17, 2011.

“Fundamental Transaction” means and will be deemed to have occurred at such time upon any of the following events:

A. a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of Company;

B. the sale or transfer of all or substantially all of Company’s assets, other than in the ordinary course of business; or

C. a purchase, tender or exchange offer made to the holders of the outstanding shares of Common Stock.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” has the meaning set forth in Section IV.B.10.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, (b) the results of operations, assets, business, prospects or financial condition of Company and the Subsidiaries, taken as a whole, or (c) a Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Permits” has the meaning set forth in Section IV.B.8.

“Notice Date” has the meaning set forth in Section II.C.2.

“Obligation” has the meaning set forth in Section II.A.2.

“Obligation Shares” means the shares of Common Stock issuable upon exercise of the Obligation.

“Officer’s Closing Certificate” means a certificate in customary form reasonably acceptable to Purchaser, executed by an authorized officer of Company, the form of which is attached as Exhibit 7.

“Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit 6 or in such other form agreed upon by the parties, to be delivered in connection with the Commitment Closing and each Preferred Closing.

“Ownership Limitation” has the meaning set forth in Section II.C.4.b.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.

“Preferred Closing” has the meaning set forth in Section II.D.

“Preferred Shares” means shares of Series B Preferred Stock, par value $0.01 per share, of Company provided for in the Certificate of Designations, to be issued to Purchaser pursuant to this Agreement.

“Prospectus” includes each prospectus and prospectus supplement, within the meaning of the Act, related to the sale or offering of any Common Shares, including without limitation any prospectus or prospectus supplement contained within the Registration Statement.

“Public Reports” includes all reports required to be filed by Company under the Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the Effective Date.

“Purchase Amount” means $742,000.00.

“Purchaser” means Ironridge Global BioPharma, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company.

“Registration Statement” means a valid, current and effective shelf Registration Statement on Form S-3, including without limitation File No. 333-149807 originally filed by Company with the Commission on March 19, 2008, registering for sale the Securities, and except where the context otherwise requires, means the Registration Statement, as amended, including (a) all documents filed as a part thereof or incorporated by reference therein, and (b) any information contained or incorporated by reference in a prospectus filed with the Commission in connection with the Registration Statement, to the extent such information is deemed under the Act to be part of any registration statement.

“Required Approval” means any approval of the Trading Market or Company’s stockholders required to be obtained by Company prior to issuing the Securities pursuant to any applicable rules of the Trading Market.

“Secretary’s Certificate” means a certificate, the form of which is attached as Exhibit 8, signed by the secretary of Company.

“Securities” includes the Common Shares and the Preferred Shares issuable pursuant to this Agreement.

“Share Price” means the Closing Price of the Common Stock on the Trading Day immediately preceding the Notice Date.

“Subsidiary” means any Person Company owns or controls, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it will not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, but does not include the Pink Sheets inter-dealer electronic quotation and trading system.

“Transaction Documents” means this Agreement, the other agreements and documents referenced herein, including any promissory note executed in accordance herewith in the form of Exhibit 3, and the exhibits, schedules and appendices hereto and thereto.

“Transfer Agent” means Computershare, Inc., or any successor transfer agent for the Common Stock.

“VWAP” means, for any date, the volume-weighted average price, calculated by dividing the aggregate value of Common Stock traded on the Trading Market (price per share multiplied by number of shares traded) by the total volume (number of shares) of Common Stock traded on the Trading Market for such date, or the nearest preceding Trading Day.

Exhibit 2

Notice

Marshall Edwards, Inc., a Delaware corporation (“Company”), pursuant to the Obligation contained in the Stock Purchase Agreement dated March 17, 2011 (“Agreement”), by and among Company and Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), hereby gives notice of the automatic exercise of the Obligation for Purchaser to purchase the following:

Share Price:

Amount of Obligation: $

Number of Obligation Shares:

Capitalized terms used herein and not otherwise defined will have the respective meanings set forth in the Purchase Agreement.

Company hereby directs Computershare, Inc. to issue the above indicated number of shares of Common Stock as specified above, in accordance with the Transfer Agent Instructions dated March 17, 2011 from Company, and acknowledged and agreed to by the Transfer Agent.

MARSHALL EDWARDS, INC.

By:
Name:
Title:

Acknowledgment

Purchaser hereby acknowledges the foregoing Notice. The undersigned intends that payment for the Obligation Shares will be made as indicated below:

—	Cash Exercise with respect to Obligation Shares

—	Recourse Note Exercise with respect to Obligation Shares

Please issue the Obligation Shares as follows:

—	A certificate or certificates representing the Obligation Shares in the name specified below and send certificate by overnight courier to the following address.

—	In electronic form to the DWAC account with DTC specified below.

Account Information:

IRONRIDGE GLOBAL IV, LTD.

By:
Name:
Title:

Exhibit 3

Form of Promissory Note

SECURED PROMISSORY NOTE

$[ ]	Date: [Closing Date]

FOR VALUE RECEIVED, Ironridge Global IV, Ltd., a British Virgin Islands business company (“Borrower”) promises to pay to the order of Marshall Edwards, Inc., a Delaware corporation (“Lender”), at San Diego, California, or at such other place as Lender may from time to time designate in writing, the principal sum of $[        ], with interest, as follows:

1. Interest. The principal balance outstanding from time to time under this Secured Promissory Note (this “Note”), will bear interest from and after the date hereof at the rate of 2.0% coupon per annum. Interest will be calculated on a simple interest basis and the number of days elapsed during the period for which interest is being calculated. Payments of interest will be due on each annual anniversary of the date of this Note; provided that Borrower will not be in default hereunder for failure to make any annual interest payment when due (other than on the Maturity Date) and the amount of interest not paid when due will be added to the principal balance of this Note and such amount will thereafter accrue interest at the rate set forth above.

2. Payments. If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note will be due and payable on the 5th anniversary of the date of this Note (“Maturity Date”); provided, however, that, notwithstanding any other provision, no payments on this Note will be due or payable so long as either: (a) Lender is in default under any Stock Purchase Agreement with Borrower, any loan agreement or other material agreement entered into with Borrower; or (b) there are any shares of Series B Preferred Stock of Lender (“Preferred Shares”) issued or outstanding (each, a “Tolling Event”). Upon the termination or cure of any Tolling Event, Borrower’s obligation to pay amounts outstanding on this Note will immediately be reinstated. Borrower will have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium. In the event that Lender redeems all or a portion of any shares of Series B Preferred Stock then held by Borrower, the proceeds of any such redemption will be applied by Borrower to pay down the accrued interest and outstanding principal of this Note and Lender will be permitted to offset the full amount of such proceeds against amounts outstanding under this Note. All payments on this Note will be first applied to interest, then to reduce the outstanding principal balance hereof.

3. Full Recourse Note. This is a full recourse promissory note. Accordingly, notwithstanding that Borrower’s obligations under this Note are secured by the Collateral, in the event of a material default hereunder, Lender will have full recourse to all the other assets of Borrower. Moreover, Lender will not be required to proceed against or exhaust any Collateral, or to pursue any Collateral in any particular order, before Lender pursues any other remedies against Borrower or against any of Borrower’s assets.

4. Security.

a. Pledge. As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), Borrower hereby pledges and grants a security interest to Lender in all of Borrower’s right, title, and interest in and to all of the following, now owned or hereafter acquired or arising, with the value of securities securing the Note on the date of issuance to be at least equal to the amount of the Note (together the “Collateral”):

i. All Preferred Shares legally or beneficially owned by Borrower;

ii. Freely tradable shares of common stock, shares of preferred stock, bonds, notes and/or debentures (collectively with the Preferred Shares, the “Pledged Securities”) with a fair market value on the date hereof at least equal to the principal amount of this Note, based upon the trading price of such securities on the OTC Bulletin Board, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, NYSE Amex, or New York Stock Exchange;

iii. all rights of Borrower with respect to or arising out of the Pledged Securities and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

iv. all proceeds, replacements, substitutions, accessions and increases in any of the Collateral.

b. Replacement Securities. So long as any Secured Obligations remain outstanding, in the event that Borrower sells or disposes of any Pledged Securities, Borrower will promptly provide replacement securities of equal or greater value to such Pledged Securities.

c. Rights With Respect to Distributions. So long as no default will have occurred and be continuing under this Note, Borrower will be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Collateral. However, upon the occurrence and during the continuance of any default, Lender will have the sole right (unless otherwise agreed by Lender) to receive and retain dividends and distributions and apply them to the outstanding balance of this Note or hold them as Collateral, at Lender’s election.

d. Voting Rights. So long as no default will have occurred and be continuing under this Note, Borrower will be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Collateral. However, upon the occurrence and during the continuance of any default, all rights of Borrower to exercise the rights that Borrower would otherwise be entitled to exercise with respect to the Collateral will cease and, unless otherwise agreed in writing by Lender in its sole discretion, all such rights will thereupon become vested in Lender, which will thereupon have the sole right to exercise such rights.

e. Financing Statement; Further Assurances. Borrower agrees, concurrently with executing this Note, that Lender may file a UCC-1 financing statement relating to the Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary, including without limitation stock powers endorsed in blank. Borrower further agrees that at any time during the continuance of any default Borrower will promptly execute and deliver all further instruments and documents that Lender may request in order to perfect and protect the security interest granted hereby, or to enable Lender to exercise and enforce its rights and remedies with respect to any Collateral. In addition, following an event of default, Borrower will deliver the Collateral, including original certificates or other instruments representing the Pledged Securities, to Lender to hold as secured party, and Borrower will, if requested by Lender, execute a securities account control agreement.

f. Powers of Lender. Borrower hereby appoints Lender as Borrower’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Secured Obligations are paid and performed in full, and may be exercised from time to time by Lender in its discretion: To take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Section 4(f) and, more broadly, this Note including, without limitation: (i) to exercise rights with respect to Collateral in accordance with this Note, (ii) during the continuance of any default hereunder, to receive, endorse and collect all instruments or other forms of payment made payable to Borrower representing any dividend, interest payment or other distributionin respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Note, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower’s name or otherwise, (iv) during the continuance of any default hereunder, to liquidate any Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Secured Obligations or to place such proceeds into a cash collateral account or to transfer the Collateral into the name of Lender, all at Lender’s sole discretion, (v) to enter into any extension, reorganization or other agreement relating to or affecting the Collateral, and, in connection therewith, to deposit or surrender control of the Collateral, (vi) to accept other property in exchange for the Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower’s behalf and in Borrower’s name any documents required in order to give Lender a continuing first lien upon the Collateral or any part thereof.

5. Additional Terms.

a. No Waiver. The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due will neither cure nor excuse the default caused by the failure of Borrower timely to pay the whole of such installment and will not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

b. Default. Any one or more of the following will constitute a “default” under this Note: (i) a default in the payment when due of any amount hereunder, (ii) Borrower’s refusal or failure to perform any material term, provision or covenant under this Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, (iv) the transfer by Borrower of any Pledged Securities without being replaced by Pledged Securities in accordance with Section 4(b), and (iv) the levying of any attachment, execution or other process against Borrower, the Collateral or any material portion thereof.

c. Default Rights.

i. Upon the occurrence of any payment default Lender may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable. A delay by Lender in exercising any right of acceleration after a default will not constitute a waiver of the default or the right of acceleration or any other right or remedy for such default. The failure by Lender to exercise any right of acceleration as a result of a default will not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other default, whenever occurring.

ii. Further, upon the occurrence of any material non-monetary default, following 30 days notice from Lender to Borrower specifying the default and demanded manner of cure for any non-monetary default, Lender will thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a default under the applicable Uniform Commercial Code, as then in effect. In addition to Lender’s other rights and remedies, Borrower agrees that, upon the occurrence of default, Lender may in its sole discretion do or cause to be done any one or more of the following:

(a) Proceed to realize upon the Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Collateral.

(b) If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Collateral or any portion thereof.

(c) Transfer all or any part of the Collateral into Lender’s name or in the name of its nominee or nominees.

(d) Vote all or any part of the Collateral (whether or not transferred into the name of Lender ) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

iii. Borrower acknowledges that all or part of foreclosure of the Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to its distribution or resale. Borrower agrees that if reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers. Lender will not be obligated to make any sale or other disposition, unless the terms thereof will be satisfactory to it.

iv. If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Collateral, Borrower will execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable best efforts to secure the same.

d. The rights, privileges, powers and remedies of Lender will be cumulative, and no single or partial exercise of any of them will preclude the further or other exercise of any of them. Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and will be effective only to the extent set forth in writing. Any proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds will be applied by Lender toward the payment of the Secured Obligations.

6. Organization; Authority. Borrower represents and warrants to Lender that it is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by this Note and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Borrower of the transactions contemplated by this Note have been duly authorized by all necessary company or similar action on the part of Borrower. This Note has been duly executed by Borrower, and when delivered by Borrower in accordance with the terms hereof, will constitute the valid and legally binding obligation of Borrower, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law

7. General Terms.

a. No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by Lender and Borrower.

b. Attorney Fees. The prevailing party in any action by Lender to collect any amounts due under this Note will be entitled to recover its reasonable attorneys fees and costs.

c. Governing Law. This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

d. Severability. Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Note will be held to be prohibited by or invalid under applicable law, it will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

e. Entire Agreement. This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

IRONRIDGE GLOBAL IV, LTD.

By:

Name:

Title:

Exhibit 4

Certificate of Designations

MARSHALL EDWARDS, INC.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B PREFERRED STOCK

The undersigned, Daniel Gold, hereby certifies that:

1. He is the President and CEO of Marshall Edwards, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 100,000 shares of preferred stock, of which no shares are issued or outstanding.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 100,000 shares, $0.01 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any Series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series B Preferred Stock, which will consist of up to 1,100shares of the Preferred Stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

I.	Terms of Preferred Stock.

A. Designation, Amount and Par Value. The series of Preferred Stock will be designated as the Corporation’s Series B Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated will be 1,100, which will not be subject to increase without any consent of the holders of the Series B Preferred Stock (each a “Holder” and collectively, the “Holders”) that may be required by applicable law. Each share of Series B Preferred Stock will have a par value of $0.01 per share.

B. Ranking and Voting.

1. Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and pari passu in right of liquidation with the Corporation’s common stock, par value $0.00000002 per share (“Common Stock”); (b) pari passu with respect to dividends and junior in right of liquidation with respect to any other class or series of Preferred Stock of the Corporation; and (c) junior to all existing and future indebtedness of the Corporation.

2. Voting. Except as required by applicable law or as set forth herein, the holders of shares of Series B Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

C. Dividends and Other Distributions. Commencing on the date of the issuance of any such shares of Series B Preferred Stock (each respectively an “Issuance Date”), Holders of Series B Preferred Stock will be entitled to receive dividends on each outstanding share of Series B Preferred Stock (“Dividends”), which will accrue in shares of Series B Preferred Stock at a rate equal to 10.0% per annum from the Issuance Date. Accrued Dividends will be payable upon redemption of the Series B Preferred Stock in accordance with Section I.F.

1. Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section I.C. will be made based on a 365-day year and on the number of days actually elapsed during the applicable calendar quarter, compounded annually.

2. So long as any shares of Series B Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock. The Common Stock will not be redeemed while the Series B Preferred Stock is outstanding.

D. Protective Provision. So long as any shares of Series B Preferred Stock are outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of the shares of the Series B Preferred Stock then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series B Preferred Stock, (iii) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series B Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (vi) enter into any agreement with respect to the foregoing.

1. A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly

2

owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2. The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section I.D.1 unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Section I.E.

E. Liquidation.

1. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, pari passu with any distribution or payment made to the holders of Common Stock by reason of their ownership thereof, the Holders of Series B Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series B Preferred Stock equal to $1,000.00 (the “Original Series B Issue Price”), plus any accrued but unpaid Dividends thereon (collectively, the “Series B Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series B Preferred Stock are not paid in full, the holders of shares of Series B Preferred Stock will share equally and ratably with the holders of shares of Common Stock in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled

2. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F. Redemption.

1. Corporation’s Redemption Option. Upon or after the fourth anniversary of the initial Issuance Date, the Corporation will have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share (the “Corporation Redemption Price”) equal to 100% of the Series B Liquidation Value.

2. Early Redemption. Prior to redemption pursuant to Section I.F.1 hereof, the Corporation will have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series B Preferred Stock at any time after issuance, at a price per share equal to: (a) 135% of the Series B Liquidation Value if redeemed prior to the first anniversary of the initial Issuance Date, (b) 126% of the Series B Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial Issuance Date, (c) 117% of the Series B Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial Issuance Date, and (d) 108% of the Series B Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial Issuance Date.

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3. Mandatory Redemption. If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation will redeem the Series B Preferred Stock at the prices set forth in Section I.F.2 including the premium for early redemption set forth therein.

4. Mechanics of Redemption. If the Corporation elects to redeem any of the Holders’ Series B Preferred Stock then outstanding, it will deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder, which Notice of Redemption at Option of Corporation will indicate (a) the number of shares of Series B Preferred Stock that the Corporation is electing to redeem and (b) the Corporation Redemption Price (plus the premium for early redemption pursuant to Section I.F.2 if applicable).

5. Payment of Redemption Price. Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder will promptly submit to the Corporation such Holder’s Series B Preferred Stock certificates. Upon receipt of such Holder’s Series B Preferred Stock certificates, the Corporation will pay the Corporation Redemption Price (plus the premium for early redemption pursuant to Section I.F.2 if applicable), to such Holder, at the Corporation’s option either (a) in cash, or (b) by offset against any outstanding note payable from Holder to the Corporation that was issued by Holder in connection with the purchase of Common Stock by such Holder.

G. Transferability. The Series B Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer”) in accordance with state and federal securities laws. The Corporation will keep at its principal office, or at the offices of the transfer agent, a register of the Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, will execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

II.	Miscellaneous.

A. Notices. Any and all notices to the Corporation will be addressed to the Corporation’s President or Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section II.A prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

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B. Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series B Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 17th day of March 2011.

By:
Name:	Daniel Gold
Title:	President & CEO

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Exhibit 5

Transfer Agent Instructions

[Letterhead of Marshall Edwards, Inc.]

March 17, 2011

Computershare, Inc.

250 Royall Street

Canton, MA 02021

Fax: 312 601 4356

Re:	Marshall Edwards, Inc.

Ladies and Gentlemen:

In accordance with the Stock Purchase Agreement (“Purchase Agreement”), dated March 16, 2011, by and between Marshall Edwards, Inc., a Delaware corporation (“Company”), and Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), pursuant to which Company may issue and deliver shares (“Commitment Shares”) of Company’s common stock, par value $0.00000002 per share (“Common Stock”), additional shares of Common Stock (“Obligation Shares”) (the Commitment Shares and Obligation Shares, collectively, “Common Shares”), this will serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of Company at such time) to issue the Commitment Shares, and, in the event the Company issues a Notice, the Obligation Shares. Capitalized terms used herein without definition will have the respective meanings ascribed to them in the Purchase Agreement.

Upon your receipt of a copy of the Notice executed by the Company, you will use your best efforts to, within one (1) Trading Day following the date of receipt of the notice of exercise, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the notice of exercise a certificate, registered in the name of the Purchaser or its designee, for the number of shares of Common Stock to which the Purchaser is entitled upon exercise of the Obligation arrant as set forth in the notice of exercise, or (B) provided you are participating in The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, upon the request of the Purchaser, credit such aggregate number of shares of Common Stock to which the Purchaser is entitled to the Purchaser’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian (DWAC) system provided the Purchaser causes its bank or broker to initiate the DWAC transaction.

Company hereby confirms that the Common Shares should not be subject to any stop-transfer restrictions and will otherwise be freely transferable on the books and records of Company. If the Common Shares are certificated, the certificates will not bear any legend restricting transfer of the shares represented thereby.

Company hereby confirms that no instructions other than as contemplated herein will be given to you by Company with respect to the Common Shares. Company hereby agrees that it will not replace you as Company’s transfer agent, until such time as Company provides written notice to you and Purchaser that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of this letter agreement regarding Irrevocable Transfer Agent Instructions (this “Agreement”).

Company and you hereby acknowledge and confirm that complying with the terms of this Agreement does not and will not prohibit you from satisfying any and all fiduciary responsibilities and duties you may owe to Company.

Company must keep its bill current with you – if Company is not current and is on suspension, the Purchaser will have the right to pay Company’s outstanding bill, in order for you to act upon this Agreement. If the outstanding bill is not paid by Company or the Purchaser, you have no further obligation under this Agreement.

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

MARSHALL EDWARDS, INC.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED:

COMPUTERSHARE, INC.

By:
Name:
Title:

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Exhibit 7

Officer’s Closing Certificate

MARSHALL EDWARDS, INC.

[Closing Date]

The undersigned hereby certifies that:

The undersigned the duly appointed President and CEO of Marshall Edwards, Inc., a Delaware corporation (“Company”).

This Officer’s Closing Certificate (“Certificate”) is being delivered to Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), by Company, to fulfill the requirement under the Stock Purchase Agreement, dated as of March 17, 2011, between Purchaser and Company (“Purchase Agreement”). Terms used and not defined in this Certificate have the meanings set forth in the Purchase Agreement.

The representations and warranties of Company set forth in the Purchase Agreement are true and correct in all material respects as if made on the above date (except for any representations and warranties that are expressly made as of a particular date, in which case such representations and warranties will be true and correct as of such particular date), and no default has occurred under the Purchase Agreement, or any other agreement with Purchaser or any Affiliate of Purchaser.

Company is not, and will not be as a result of the applicable Closing, in default of the Purchase Agreement, any other agreement with Purchaser or any Affiliate of Purchaser.

All of the conditions to the Closing required to be satisfied by Company prior to such Closing have been satisfied in their entirety.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Closing Certificate as of the date set forth above.

Signed:

Name:	Daniel Gold

Title:	President and CEO

Exhibit 8

Secretary’s Certificate

March 17, 2011

The undersigned hereby certifies that:

The undersigned is the duly appointed Secretary of Marshall Edwards, Inc., a Delaware corporation (the “Company”).

This Secretary’s Certificate (“Certificate”) is being delivered to Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), by Company, to fulfill the requirement under the Stock Purchase Agreement, dated as of March 17, 2011, between Purchaser and Company (“Purchase Agreement”). Terms used and not defined in this Certificate have the meanings set forth in the Purchase Agreement.

Attached hereto as Exhibit “A” is a true, correct and complete copy of the Certificate of Incorporation of Company, as in effect on the Effective Date.

Attached hereto as Exhibit “B” is a true, correct and complete copy of the Bylaws of Company, as in effect on the Effective Date.

Attached hereto as Exhibit “C” is a true, correct and complete copy of the resolutions of the Board of Directors of Company authorizing the Purchase Agreement, the Transaction Documents, and the transactions contemplated thereby. Such resolutions have not been amended or rescinded and remain in full force and effect as of the Effective Date.

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date set forth above.

Signed:

Name:	Thomas Zech

Title:	Secretary

© 2011 Ironridge Global IV, Ltd. All rights reserved.